Exhibit 99.1

Volt Information Sciences, Inc. Reports First Quarter 2022 Financial Results

Reports Year-Over-Year Revenue Growth and Improved Operating Results

Orange, CA, March 15, 2022 -- (BUSINESS WIRE) -- Volt Information Sciences, Inc. (“Volt” or the “Company”) (NYSE-AMERICAN: VOLT) a global provider of staffing services, today announced financial results for the first quarter ended January 30, 2022.

Summary of First Quarter 2022 Results

•	Revenue was $226.9 million, a 4.1% increase compared to the first quarter of fiscal 2021; Adjusted Revenue* increased 4.5%.
•	Gross Margin increased 50 basis points year over year to 15.5%.
•	GAAP Operating Loss was $0.5 million, a $1.2 million improvement compared to the prior-year quarter; Operating Income, excluding impairment and restructuring charges, was $0.1 million.
•	GAAP EPS was ($0.06) per share, a five-cent improvement from the first quarter of fiscal 2021; Adjusted EPS* was $0.03 per diluted share.
•	Adjusted EBITDA* was $2.9 million, an increase of $2.0 million year over year.

* Adjusted Revenue, Adjusted EPS and Adjusted EBITDA are Non-GAAP measures described and defined below.

“I am very pleased with yet another quarter of strong performance, propelling our positive growth trajectory despite the labor supply challenges. Our consistent performance demonstrates our business strategies are sustainable,” said Linda Perneau, President and Chief Executive Officer. “We remain confident that with the steady execution of our strategic initiatives and continued heightened demand for our workforce solutions, we will see similar momentum in our second quarter.”

First Quarter Results

North American Staffing revenue was $191.2 million, a 3.8 percent increase compared to $184.2 million in the prior-year quarter. The increase is primarily attributable to business wins in a combination of retail and mid-market clients, combined with the expansion of business within existing clients and improvements in direct hire revenue.

International Staffing revenue was $26.0 million, compared to $24.0 million in the prior-year quarter. Adjusted Revenue increased 12.3 percent year over year primarily due to increased direct hire revenue in the United Kingdom and Singapore, as well as increases in other staffing business in France, Belgium and the United Kingdom.

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North American MSP revenue was $9.7 million, a slight increase from the prior year quarter, primarily attributable to increased demand in its payroll service business offset by a decrease in managed service revenue.

Gross margin was 15.5 percent of revenue, a 50 basis-point increase from the prior-year quarter. The increase is primarily attributable to improved margins and higher direct hire revenue in our North American and International Staffing segments.

SG&A expense was $35.0 million, or 15.4 percent of revenue, a $1.2 million increase from the prior-year quarter. The increase was primarily attributable to higher labor costs, professional fees and depreciation expense.

Adjusted EBITDA, which is a Non-GAAP measure, was $2.9 million for the first quarter of fiscal 2022, compared to $0.9 million in the prior-year quarter.

Subsequent Events

The Company and Vega Consulting, Inc. (“Vega”), an affiliate of ACS Solutions, a global provider of information technology solutions and services (www.acsicorp.com), announced on March 14, 2022, that Volt and Vega entered into a definitive merger agreement under which Volt will be acquired for $6.00 per share in cash. This per share purchase price represents a premium of 99% to the Company’s closing stock price on March 11, 2022.

Vega will commence a tender offer no later than March 25, 2022, to acquire all outstanding shares of Volt for $6.00 per share in cash. The merger agreement was approved by Volt’s board of directors, which recommends that Volt stockholders tender their shares in the tender offer. Additional information related to the Merger Agreement can be found within the Form 8-K filed by the Company on March 14, 2022.

In light of the announced transaction, the earnings conference call that was scheduled for Tuesday, March 15, 2022 at 5:00 p.m. ET will no longer be held.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to a number of known and unknown risks. Such risks include, among others, general economic, competitive and other business conditions (including the potential impact of the strain of coronavirus known as COVID-19 and related government actions on our operations as well as the operations of our customers), the degree and timing of customer utilization and renewal rate for contracts with the Company, and the degree of success of business improvement initiatives that could cause actual results, performance and achievements to differ materially from those described or implied in the forward-looking statements. Information concerning these and other factors that could cause actual results to differ materially from those in the forward-looking statements are contained in the “Risk Factors” and other sections of the Company reports filed with the Securities and Exchange Commission (“SEC”). You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

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Note Regarding the Use of Non-GAAP Financial Measures

The Company may provide certain Non-GAAP financial information, including Adjusted Revenue, Adjusted Operating Income (Loss), Adjusted EPS and Adjusted EBITDA, which include adjustments to our GAAP financial results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from Non-GAAP measures reported by other companies.

The Company believes that the presentation of Non-GAAP measures, including on a constant currency basis and eliminating (a) the impact of businesses sold or exited, (b) the impact from the migration of certain clients from a traditional staffing model to a managed service model and (c) special items provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations because they permit evaluation of the results of the Company without the effect of currency fluctuations, special items or the impact of businesses sold or exited that management believes make it more difficult to understand and evaluate the Company’s results of operations. Special items include impairments, restructuring and severance as well as certain income or expenses which the Company does not consider indicative of the current and future period performance and are more fully disclosed in the tables.

Adjusted Revenue is defined as revenue excluding businesses sold or exited and the effect of foreign currency translation. The Company has also migrated certain clients from a traditional staffing model to a managed service model, resulting in the Company now managing a greater percentage of such clients’ business under its North American MSP.  This shift provides increased opportunity for the Company with the relevant clients. However, due to the structure of MSP arrangements, revenue is recognized on a net basis, thereby reducing revenues on a comparative period basis. The Company includes such delivery model shifts within the Adjusted Revenue measurement, as it provides a more comparable basis for evaluating performance results from period to period and reflects the method used by management to evaluate performance. A reconciliation is shown in the tables at the end of this press release.

Adjusted Operating Income (Loss) is defined as operating income (loss) excluding businesses sold or exited.

The Company believes the presentation of Adjusted Operating Income (Loss) is relevant and useful for investors because it provides a more comparable basis to evaluate performance results and analyze trends from period to period in a manner similar to the method used by management.

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Adjusted EPS is defined as earnings per share excluding impairment and restructuring charges. The Company believes that the presentation of Adjusted EPS is useful for investors since it removes certain special items which the Company does not consider indicative of the current and future period performance.

Adjusted EBITDA is defined as earnings or loss before interest, income taxes, depreciation and amortization (“EBITDA”) adjusted to exclude share-based compensation expense as well as the special items described above.

Adjusted EBITDA is a performance measure rather than a cash flow measure. The Company believes the presentation of Adjusted EBITDA is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management.

Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, analysis of the Company’s results of operations and operating cash flows as reported under GAAP. For example, Adjusted EBITDA does not reflect capital expenditures or contractual commitments; does not reflect changes in, or cash requirements for, the Company’s working capital needs; does not reflect the interest expense, or the cash requirements necessary to service the interest payments, on the Company’s debt; and does not reflect cash required to pay income taxes.

The Company’s computation of Adjusted Revenue, Adjusted Operating Income (Loss), Adjusted EPS and Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies because all companies do not calculate these measures in the same fashion.

About Volt Information Sciences, Inc.

Volt is a global provider of staffing services (traditional time and materials-based as well as project-based). Our staffing services consist of workforce solutions that include providing contingent workers, personnel recruitment services and managed staffing services programs supporting primarily administrative, technical, information technology, light-industrial and engineering positions. Our managed staffing programs involve managing the procurement and on-boarding of contingent workers from multiple providers. Volt services global industries including aerospace, automotive, banking and finance, consumer electronics, information technology, insurance, life sciences, manufacturing, media and entertainment, pharmaceutical, software, telecommunications, transportation and utilities. For more information, visit www.volt.com.

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Investor Relations Contacts:
Volt Information Sciences, Inc.
voltinvest@volt.com

Joe Noyons
Three Part Advisors
jnoyons@threepa.com

817-778-8424

Financial Tables Follow

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Condensed Consolidated Results of Operations
(in thousands, except per share data)
(unaudited)
	Three Months Ended
	January 30, 2022	October 31, 2021	January 31, 2021

Net revenue	$ 226,928	$ 227,809	$ 217,958
Cost of services	191,835	189,648	185,276
Gross margin	35,093	38,161	32,682

Selling, administrative and other operating costs	34,976	34,691	33,747
Restructuring and severance costs	591	1,123	632
Impairment charges	23	20	31
Operating income (loss)	(497)	2,327	(1,728)

Interest income (expense), net	(414)	(416)	(477)
Foreign exchange gain (loss), net	(12)	39	242
Other income (expense), net	(143)	(150)	(156)
Income (loss) before income taxes	(1,066)	1,800	(2,119)
Income tax provision	153	474	327
Net income (loss)	$ (1,219)	$ 1,326	$ (2,446)

Per share data:
Basic:
Net income (loss)	$ (0.06)	$ 0.06	$ (0.11)
Weighted average number of shares	22,158	21,981	21,793

Diluted:
Net income (loss)	$ (0.06)	$ 0.06	$ (0.11)
Weighted average number of shares	22,158	22,811	21,793

Segment data:

Net revenue:
North American Staffing	$ 191,196	$ 190,875	$ 184,216
International Staffing	26,018	26,814	24,013
North American MSP	9,709	10,021	9,669
Corporate and Other	78	99	119
Eliminations	(73)	-	(59)
Net revenue	$ 226,928	$ 227,809	$ 217,958

Operating income (loss):
North American Staffing	$ 6,575	$ 9,064	$ 6,175
International Staffing	868	1,419	382
North American MSP	973	706	532
Corporate and Other	(8,913)	(8,862)	(8,817)
Operating income (loss)	$ (497)	$ 2,327	$ (1,728)

Work days	59	64	59

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Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Three Months Ended
	January 30, 2022	January 31, 2021

Cash, cash equivalents and restricted cash beginning of the period	$ 76,609	$ 56,433

Cash provided by all other operating activities	3,581	2,392
Changes in operating assets and liabilities	(15,497)	(8,891)
Net cash used in operating activities	(11,916)	(6,499)

Purchases of property, equipment, and software	(797)	(959)
Net cash provided by (used in) all other investing activities	156	(4)
Net cash used in investing activities	(641)	(963)

Debt issuance costs	-	(161)
Net cash used in all other financing activities	(16)	(5)
Net cash used in financing activities	(16)	(166)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(597)	(13)

Net decrease in cash, cash equivalents and restricted cash	(13,170)	(7,641)

Cash, cash equivalents and restricted cash end of the period	$ 63,439	$ 48,792

Cash paid during the period:
Interest	$ 422	$ 484
Income taxes	$ 85	$ 8

Reconciliation of cash, cash equivalents and restricted cash end of the period:
Current Assets:
Cash and cash equivalents	$ 54,864	$ 40,062
Restricted cash included in Restricted cash and short term investments	8,575	8,730
Cash, cash equivalents and restricted cash, at end of period	$ 63,439	$ 48,792

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Condensed Consolidated Balance Sheets
(in thousands, except share amounts)
	January 30, 2022	October 31, 2021
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 54,864	$ 71,373
Restricted cash and short-term investments	11,587	8,729
Trade accounts receivable, net of allowances of $148 and $137, respectively	129,303	127,211
Other current assets	6,486	6,229
TOTAL CURRENT ASSETS	202,240	213,542
Property, equipment and software, net	16,253	17,482
Right of use assets - operating leases	22,025	22,496
Other assets, excluding current portion	6,537	6,584
TOTAL ASSETS	$ 247,055	$ 260,104

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accrued compensation	$ 21,811	$ 22,629
Accounts payable	36,649	36,544
Accrued taxes other than income taxes	32,486	31,112
Accrued insurance and other	17,573	16,298
Operating lease liabilities	7,052	6,775
Income taxes payable	1,012	956
TOTAL CURRENT LIABILITIES	116,583	114,314
Accrued insurance and other, excluding current portion	8,877	21,832
Operating lease liabilities, excluding current portion	32,434	33,558
Long-term debt	59,384	59,307
TOTAL LIABILITIES	217,278	229,011

STOCKHOLDERS' EQUITY
Preferred stock, par value $1.00; Authorized - 500,000 shares; Issued - none	-	-
Common stock, par value $0.10; Authorized - 120,000,000 shares; Issued - 23,738,003 shares; Outstanding - 22,099,246 shares	2,374	2,374
Paid-in capital	80,827	80,062
Accumulated deficit	(33,427)	(32,208)
Accumulated other comprehensive loss	(7,111)	(6,249)
Treasury stock, at cost; 1,638,757 shares	(12,886)	(12,886)
TOTAL STOCKHOLDERS' EQUITY	29,777	31,093
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 247,055	$ 260,104

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GAAP to Non-GAAP Reconciliations
(in thousands)

	Three Months Ended
	January 30, 2022		January 31, 2021
Reconciliation of GAAP net loss to Non-GAAP net loss:
GAAP net loss	$ (1,219)		$ (2,446)
Restructuring and severance costs	591	(a)	632	(a)
Impairment Costs	23		31
Non-GAAP net loss	$ (605)		$ (1,783)

	Three Months Ended
	January 30, 2022		January 31, 2021
Reconciliation of GAAP net loss to Adjusted EBITDA:
GAAP net loss	$ (1,219)		$ (2,446)
Restructuring and severance costs	591	(a)	632	(a)
Impairment Costs	23		31
Depreciation and amortization	2,032		1,705
Share-based compensation expense	765		226
Total other (income) expense, net	569		391
Provision for income taxes	153		327
Adjusted EBITDA	$ 2,914		$ 866

Special item adjustments consist of the following:
(a)	Primarily relates to actions taken by the Company as part of its continued efforts to reduce costs and on-going costs related to facilities exited in fiscal 2020.

GAAP to Non-GAAP Reconciliations
(in thousands)

	Three Months Ended January 30, 2022	Three Months Ended January 31, 2021
	As Reported	As Reported	FX Impact	Adjusted
Revenue
North American Staffing	$ 191,196	$ 184,216	$ -	$ 184,216
International Staffing	26,018	24,013	(842)	23,171
North American MSP	9,709	9,669	-	9,669
Corporate and Other	78	119	-	119
Eliminations	(73)	(59)	-	(59)
Total Revenue	$ 226,928	$ 217,958	$ (842)	$ 217,116
% change				4.5%

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GAAP to Non-GAAP Reconciliations
(in thousands, except per share data)

	Three Months Ended January 30, 2022			Three Months Ended January 31, 2021
	As Reported	Restructuring and Impairment Costs	Adjusted	As Reported	Restructuring and Impairment Costs	Adjusted
Earnings per Share
Net income (loss)	$ (1,219)	$ 614	$ (605)	$ (2,446)	$ 663	$ (1,783)

Per share data:
Basic:
Net income (loss)	$ (0.06)		$ (0.03)	$ (0.11)		$ (0.08)
Weighted average number of shares	22,158		22,158	21,793		21,793

Diluted
Net income (loss)	$ (0.06)		$ (0.03)	$ (0.11)		$ (0.08)
Weighted average number of shares	22,158		22,158	21,793		21,793

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